Exhibit 10.13
GUARANTY
THIS GUARANTY (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of October 5, 2023 by Uber Technologies, Inc. (the “Uber Guarantor”) to, in favor of and for the benefit of Alter Domus (US) LLC, in its capacity as initial administrative agent for the Lenders (in such capacity, together with any successors and assigns, the “Administrative Agent”) and Diameter Finance Administration LLC (“Diameter”), in its capacity as collateral agent for the Lenders (in such capacity, together with any successors and assigns, the “Collateral Agent” and, together with the Administrative Agent, collectively, “Agent”).
RECITALS:
WHEREAS, Neutron Holdings, Inc. (the “Borrower”), the lenders under the Credit Agreement (collectively, the “Lenders”), the Administrative Agent and the Collateral Agent are parties to that certain Credit Agreement dated as of October 5, 2023 (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Uber Guarantor directly or indirectly owns certain equity interests in the Borrower;
WHEREAS, the Uber Guarantor has directly benefited and will continue to directly benefit from the incurrence by the Loan Parties of the Term Loans and other Obligations;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Uber Guarantor hereby agrees as follows:
1.    Defined Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.
2.    Guaranty.
(a)    Subject in all respects to the terms, conditions and limitations set forth in this Agreement, the Uber Guarantor hereby irrevocably guarantees to the Agent, for the benefit of the Lenders, the full and prompt payment by the Borrower, when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the “Guaranteed Obligations”). This Agreement is a guaranty of payment and not of collection only. Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity. Nothing except cash payment in full of the Guaranteed Obligations shall release the Uber Guarantor from liability under this Agreement; provided, however, that the maximum amount payable by the Uber Guarantor under this Agreement shall not exceed $125,000,000 in the aggregate.
(b)    The Uber Guarantor is not, and shall not be deemed to be, a “Guarantor” or a “Loan Party” under the Credit Agreement. The Uber Guarantor is not, and shall not be deemed to be, subject to or required to comply with any covenant or obligation set forth in the Credit

Agreement or in any other Loan Document (except for this Agreement) and there shall be no Default or Event of Default under the Credit Agreement for a failure of the Uber Guarantor, or of the failure of the Borrower to cause the Uber Guarantor, to comply with the terms of the Credit Agreement (other than this Agreement), including those terms applicable to a “Guarantor” or a “Loan Party”.
3.    Waivers. The Uber Guarantor hereby waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Borrower or any other Loan Party with respect to the Obligations. The obligations of the Uber Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any setoff, counterclaim, deduction, diminution, abatement, suspension, reduction, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations. Without limiting the generality of the foregoing, except as set forth in this Agreement, the obligations of the Uber Guarantor hereunder shall not be released, discharged, impaired or otherwise affected by any circumstance or condition whatsoever (whether or not the Borrower, any other Loan Party, the Uber Guarantor, the Agent, or any Lender has knowledge thereof) which may or might in any manner or to any extent vary the risk of the Uber Guarantor or otherwise operate as a release or discharge of the Uber Guarantor as a matter of law or equity, including, without limitation (but other than, in each case, the payment in full of the Obligations (other than any indemnification or other contingent obligations for which no claim has been made)):
(a)    any amendment, modification, addition, deletion or supplement to or other change to any of the terms of the Guaranteed Obligations or any provisions of the Loan Documents, or any assignment or transfer of any thereof, or any furnishing, acceptance, surrender, substitution, modification or release of any security for, or guaranty of, any of the Guaranteed Obligations or the Obligations;
(b)    any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in the Loan Documents;
(c)    any extension of the time for payment of the principal of or premium (if any) or interest on any of the Obligations, or of the time for performance of any other obligations, covenants or agreements under or arising out of the Loan Documents or the extension or the renewal thereof;
(d)    to the extent permitted by applicable law, any voluntary or involuntary bankruptcy, insolvency, reorganization, moratorium, arrangement, adjustment, readjustment, composition, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Borrower, any other Loan Party or the Uber Guarantor or any other Person or any of their respective properties or creditors, or any action taken by any Agent or receiver or by any court in any such proceeding (including, without limitation, any automatic stay incident to any such proceeding);

(e)    any limitation, invalidity, irregularity or unenforceability, in whole or in part, limiting the liability or obligation of the Borrower or any other Loan Party in respect of the Loan Documents or any security therefor or guarantee thereof or the Agent’s or the Lenders’ recourse to any such security or limiting the Agent’s or the Lenders’ right to a deficiency judgment against the Borrower, any other Loan Party, the Uber Guarantor or any other Person; and
(f)    any other act, omission, occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense, release or discharge (including the release or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Borrower, any other Loan Party, the Uber Guarantor or any other Person, whether or not the Borrower, any other Loan Party, the Uber Guarantor, the Agent or the Lenders have notice or knowledge of the foregoing).
4.    Waiver of Subrogation. To the extent that the Uber Guarantor shall have made any payments of Guaranteed Obligations under this Agreement, until the Obligations (other than any indemnification or other contingent obligations which no claim has been made) have been paid in full, the Uber Guarantor hereby agrees not to exercise any right against the Borrower or any other Loan Party which it may acquire by subrogation with respect to any such Guaranteed Obligations. Notwithstanding anything to the contrary contained herein, nothing herein shall prevent the Loan Parties from making payments or other transfers to the Uber Guarantor to the extent permitted under the Loan Documents.
If any amount is paid to the Uber Guarantor in violation of the foregoing limitation, then such amount shall be held in trust for the benefit of the Agent and the Lenders and paid to the Agent for the payment to the Lenders pursuant to the terms of the Loan Documents to reduce the amount of the applicable Obligations, whether matured or unmatured. This provision will inure to the benefit of and will be enforceable by the Agent, the Lenders, each of the Loan Parties and any other Persons liable on the Obligations, and their successors and assigns, including any Agent in bankruptcy or debtor-in-possession.
5.    Continuity of Obligations; Termination; Bankruptcy or Insolvency.
(a)    This Agreement is a continuing and irrevocable guaranty of payment of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the Obligations (other than any indemnification or other contingent obligations which no claim has been made) have been paid in full.
(b)    This Agreement shall terminate and be of no further force and effect upon the earliest to occur of (i) the payment in full of all of the Obligations (other than any indemnification or other contingent obligations which no claim has been made) or (ii) written notice to the Agent of termination of this Agreement by the Uber Guarantor or the Borrower at any time following (A) the closing of an underwritten public offering or direct listing of the Borrower’s capital securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, on the New York Stock Exchange, the Nasdaq Stock Market, or another exchange or marketplace or (B) the consummation of a merger or consolidation with a special purpose acquisition corporation or other entity, resulting in the capital stock of the combined company being listed on the New York Stock Exchange, the Nasdaq Stock Market, or another exchange or marketplace. For the avoidance of doubt, (x) no such termination pursuant to the preceding clause (ii) shall relieve the Uber Guarantor of any obligation under this Agreement arising prior to such termination and (y) no termination shall occur as a result of the preceding clause (ii) until the payment in full of all of the Obligations. Upon termination of this Agreement, Agent shall execute and deliver any document at the reasonable request of the Uber Guarantor to evidence such termination.
(c)    This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent or the Lenders on the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though the payment had not been made.
6.    No Waiver. No delay or omission on the part of the Agent or any of the Lenders in exercising any rights hereunder shall operate as a waiver of such rights or any other rights, and no waiver of any right on any one occasion shall result in a waiver of such right on any future occasion or of any other rights; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
7.    Subsequent Guaranties. No subsequent guaranty by the Uber Guarantor or any other Person of the Guaranteed Obligations shall be deemed to be in lieu of or to supersede this Agreement, unless otherwise expressly provided therein.
8.    Fraudulent Conveyance. Notwithstanding any provision of this Agreement to the contrary, it is intended that neither this Agreement nor the guaranty of payment of Guaranteed Obligations provided for herein constitute a Fraudulent Conveyance (as defined below). Consequently, the Uber Guarantor agrees that if this Agreement would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement (and the guaranty of payment of Guaranteed Obligations provided for herein) shall be valid and enforceable only to the maximum extent that would not cause this Agreement (and the guaranty of payment of Guaranteed Obligations provided for herein) to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes herein, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.
9.    Representations and Warranties. The Uber Guarantor represents and warrants that:
(a)    it (i) is duly formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its formation and (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement;

(b)    the execution, delivery and performance by the Uber Guarantor of this Agreement (i) have been duly authorized by all necessary organizational action, and (ii) do not and will not (A) contravene the terms of its organizational documents; (B) conflict in any respect with or result in any material breach or contravention of (1) any contractual obligation to which it is a party or affecting it or its properties or (2) any order, injunction, writ or decree of any governmental authority or any arbitral award to which it or its property is subject; or (C) violate any law applicable to it or its property, except, in the case of clauses (ii)(B) and (ii)(C), as could not reasonably be expected to result in a material adverse effect on the business, property, financial condition or results of operation of the Uber Guarantor;
(c)    no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by the Uber Guarantor of this Agreement or (ii) the exercise by the Agent (on behalf of the Lenders) of their rights hereunder except for authorizations, approvals, actions, notices and filings which have been duly obtained, given or made and are in full force and effect or such approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to result in a material adverse effect on the business, property, financial condition or results of operation of the Uber Guarantor;
(d)    this Agreement when delivered hereunder, will have been, duly executed and delivered by the Uber Guarantor and constitutes a legal, valid and binding obligation of the Uber Guarantor, enforceable against the Uber Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy or insolvency laws and other laws affecting creditors’ rights generally, concepts of reasonableness and general equitable principles; and
(e)    by virtue of the Uber Guarantor’s relationship with the Loan Parties, the execution, delivery and performance of this Agreement is for the direct benefit of the Uber Guarantor and the Uber Guarantor has received adequate consideration for this Agreement.
10.    Miscellaneous.
(a)    This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determination with respect to post-judgment interest).
(b)    The Uber Guarantor agrees that all judicial proceedings arising in or under or relating to this Agreement may be brought in any state or federal court located in the State of New York located in the City of New York, Borough of Manhattan, or of the United States sitting in the Southern District of New York. By execution and delivery of this Agreement, the Uber Guarantor generally and unconditionally: (a) consents to exclusive personal jurisdiction in State of New York located in the City of New York, Borough of Manhattan or of the United States sitting in the Southern District of New York; (b) waives any objection as to jurisdiction or venue in State of New York located in the City of New York, Borough of Manhattan, or of the United States sitting in the Southern District of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents following the exhaustion of all rights with respects to appeals relating thereto. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 10(g), and shall be deemed effective and received as set forth in Section 10(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
(c)    This Agreement shall inure to the benefit of and be binding on the Uber Guarantor and its permitted assigns (if any) and the Agent and the Lenders and their respective successors and assigns; provided that no assignment by any Agent or the Uber Guarantor shall be permitted without the prior written consent of the other parties hereto (other than an assignment by any Agent of its obligations to Diameter or an Affiliate of Diameter, which assignment shall not require the consent of any other party hereto). No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lenders and the Uber Guarantor unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of this Agreement will be personal and solely among Agent, Lenders and the Uber Guarantor.
(d)    This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof.
(e)    EACH OF THE UBER GUARANTOR, AGENT AND LENDERS, TO THE EXTENT PERMITTED BY LAW, SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE UBER GUARANTOR AGAINST AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEES OR BY AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEES AGAINST THE UBER GUARANTOR IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.
(f)    This Agreement may not be modified or amended except in writing signed by all parties hereto.
(g)    Notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by facsimile to the address set forth below or such other address provided from time to time by such party.

If to the Uber Guarantor:
Uber Technologies, Inc.
1515 3rd Street
San Francisco, CA 94158
Attn: Treasurer
[***]
If to the Agent:
Diameter Finance Administration LLC
55 Hudson Yards, Suite 29B
New York, NY 10001
Attention: Shailini Rao and Ben Pasternack
E-mail: [***] and [***]
with a copy to (with shall not constitute notice):
Milbank LLP
55 Hudson Yards
New York, New York 10001
Attention: Albert Pisa and Maya Grant
E-mail: [***] and [***]
Notices and other communications hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent. The parties hereunder may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(h)    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(i)    This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(j)    In the performance of its obligations hereunder, the Agent shall have all of the rights, benefits, protections, indemnities and immunities afforded to it pursuant to the Loan Documents.
[Signatures begin on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UBER TECHNOLOGIES, INC., as Uber Guarantor

By:	/s/ Dara Khosrowshahi
Name:	Dara Khosrowshahi
Title:	Chief Executive Officer
[Signature Page to Guaranty]

ACKNOWLEDGED AND AGREED TO BY:

ALTER DOMUS (US) LLC, as Initial Administrative Agent

Signature:	/s/ Pinju Chiu
Name:	Pinju Chiu
Title:	Associate Counsel
[Signature Page to Guaranty]

ACKNOWLEDGED AND AGREED TO BY:

DIAMETER FINANCE ADMINISTRATION LLC, as Collateral Agent

By: Diameter Capital Partners LP, its sole member

Signature:	/s/ Shailini Rao
Name:	Shailini Rao
Title:	Co-Chief Operating Officer & General Counsel
[Signature Page to Guaranty]